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                                                                     Exhibit 4.3

                            SALIX TECHNOLOGIES, INC.
                               OMNIBUS STOCK PLAN

1.       PURPOSE AND TYPES OF AWARDS

         SALIX Technologies, Inc. (the "Company") hereby establishes the SALIX Technologies, Inc. Omnibus Stock Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing people who are providing services to the Company with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best-available persons to provide it services.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing (the "Awards").

2.       DEFINITIONS

         Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Administrator" shall mean the Board of Directors or such committee or committees as may be appointed by the Board from time to time to administer the Plan.

         (b) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

         (c) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Cause" shall mean, with respect to Grantees who are employees of the Company, such Grantee's (i) material breach of his or her employment agreement with the Company, (ii) dishonesty in performing his or her duties for the Company, (iii) use of drugs or alcohol to an extent which interferes with the performance of Grantee's duties to the Company, (iv) repeated failure to devote proper time and attention to the business of the Company, (v) material and repeated failure to carry out the directions, instructions, policies, rules, regulations or decisions of the Board of Directors or Officers of the Company, or (vi) conviction for a felony or other crime involving moral turpitude or pursuant to which Grantee is imprisoned. For purposes of this definition, the words "repeated failure" shall mean such failure as has been documented in writing by the Company as having occurred more than once in any six month period.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (g) "Common Stock" shall mean shares of common stock of the Company, par value of $0.01 per share.

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         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" of a share of the Company's Common Stock for any purpose on a particular date shall be determined in a manner such as the Administrator shall in good faith determine to be appropriate; provided that in the event the Common Stock shall become registered under Section 12 of the Exchange Act, then thereafter the Fair Market Value of the Company's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the first trading day immediately preceding such date. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

         (j) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

         (k) "Grantee" shall mean a person who has been granted an Award pursuant to this Plan.

         (l) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

         (m) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.       ADMINISTRATION

         (a) Administration of the Plan. The Plan shall be administered by the Administrator.

         (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

         The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted, (ii) determine the types of Awards to be granted, (iii) determine the number of shares to be covered by or used for reference purposes for each Award, (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however,



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that any modification that would materially adversely affect any outstanding
Award shall not be made without the consent of the Grantee), (vi) to prescribe the form or forms of the instruments evidencing Awards granted under this Plan;
(vii) to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (viii) to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; (ix) to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to banks, insurance companies, accounting firms, brokerage firms and consultants; (x) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

         The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

         (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

         (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Grantees in the Plan, and any other employee of the Company, and their respective successors in interest.

4.       SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

         Subject to adjustments as provided in Section 7(a) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 3,260,439 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(a) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.



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5.       ELIGIBLE GRANTEES; VESTING.

         (a) Grantees. Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time.

         (b) Vesting. A Grantee's rights to the Awards issued under this Plan shall vest as provided in such Grantee's Grant Agreement.

6.       AWARDS

         The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

         (a) Stock Options. The Administrator may from time to time grant to eligible Grantees Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

         (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible Grantees Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the Grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a Grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

         (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Grantees in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

         (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible Grantees denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a Grantee shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the Grantee shall not have the rights of



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a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the Grantee.

         (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.       ADJUSTMENTS; BUSINESS COMBINATIONS

         (a) Corporate Transactions Affecting Common Stock. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

         The Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

         The Administrator is authorized to make, in its discretion, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         Notwithstanding anything contained in this Paragraph 7 or elsewhere in this Plan to the contrary, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Grantee.

         (b) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, or directors of entities who become or are about to become employees, officers, or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.


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         (c) Drag Along Rights Pertaining to Option Holders. If at any time any stockholder of the Company or group of stockholders owning a majority or more of the voting capital stock of the Company proposes to enter into any transaction involving (i) the sale of all or substantially all of the assets of the Company;
(ii) the sale of more than fifty percent (50%) of the outstanding common stock of the Company in a non-public sale; (iii) any merger, share exchange, consolidation or other reorganization or business combination of the Company, if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to such transaction; or (iv) the dissolution or liquidation of the Company, the Company and/or the transferring stockholders may require the Grantee to participate in such transaction by giving the Grantee written notice thereof at least ten (10) days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Grantee shall sell, assign, tender or transfer the same percentage of the shares subject to his options (to which the Grantee has vested) as the percentage of the shares of Stock proposed to be sold, assigned, tendered or transferred by the transferring stockholders collectively, upon the same terms and conditions applicable to the transferring stockholders and at a value equal to the difference between the exercise price per share under the options granted hereunder and the value per share of Stock the transferring stockholders will receive pursuant to the terms of the transaction (whether such value is paid in cash or securities). The provisions of this Paragraph 7(c) shall not impair a Grantee's right to accelerated vesting, if any, if such provisions are applicable to the transaction covered by this Paragraph. If the Grantee has options to purchase Stock of the Company other than options granted hereunder, and such options are subject to terms similar those set forth in this Paragraph 7(c), then the Grantee's options shall be transferred in the order in which they were granted. The provisions of this Paragraph 7(c) shall apply in the event of the Grantee's death, to the Grantee's executor, personal representative or the person(s) to whom the options shall have been transferred by will or the laws of descent and distribution, as though such person is the Grantee.


8.       CERTAIN EVENTS AFFECTING RIGHTS.

         (a) Death of Grantee. If the Grantee shall die and shall not have exercised his rights with respect to Awards which are exercisable at such time, the Awards may be distributed to the Grantee's estate and exercised by the Grantee's executors or administrators or by any person or persons who shall have acquired the Awards directly from the Grantee by bequest or inheritance, subject to the terms of Paragraphs 5(b) and (c). In no event, however, shall the Award be exercisable more than one hundred eighty (180) days after the date of the Grantee's death. In the event an Award is transferred to an Grantee's executor or administrator, to the distributees of the estate, or to a person upon whom such right devolves by reason of the Grantee's death, then the Award shall be nontransferable by the Grantee's executor or administrator or by such person.

         (b) Termination of Employment. In the event that a Grantee who is an employee as of the date of grant of Awards hereunder shall cease to be employed by the Company or its subsidiaries for any reason (including without limitation disability or retirement) other than his death and other than a termination for "Cause," as such term is defined herein, all vested Awards held by him pursuant to the Plan and not previously exercised at the date of such termination may be exercised for a period of ninety (90) days after the date of termination of the Grantee's employment, subject to the terms of Paragraph 5(b) and the condition that no Award shall be exercisable after the expiration of ten (10) years from the date it is granted. If the termination of employment is a termination by the Company for "Cause," then all Awards held by him pursuant to the Plan and not previously exercised at the date of such termination shall terminate immediately and become void and of no effect. Authorized leaves of absence or absence for military service shall not constitute termination of employment for the purpose of the Plan.



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9.       RIGHTS AS A STOCKHOLDER.

         A Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by his Award until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 7 hereof.

10.      RESTRICTIONS ON STOCK IN THE COMPANY.

         Once a Grantee has been issued a stock certificate for shares of Common Stock of the Company acquired pursuant to an Award granted in accordance with this Plan, the following restrictions shall apply:

         (a) Restrictive Legends. The certificates evidencing the shares purchased will bear the following legends:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RIGHTS OF FIRST OFFER AND FIRST REFUSAL IN FAVOR OF SALIX TECHNOLOGIES, INC., AS SET FORTH IN THE SALIX TECHNOLOGIES, INC. OMNIBUS STOCK PLAN, AS AMENDED FROM TIME TO TIME.

         SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN
         (I) ACQUIRED FOR INVESTMENT; AND (II) ISSUED AND SOLD IN RELIANCE UPON EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SECURITIES CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO (A) AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE 1933 ACT; AND (B) EVIDENCE SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO RELY UPON AN OPINION OF COUNSEL TO THE ISSUER WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

         (b) Rights of First Offer and First Refusal. A Grantee may not sell, exchange, or otherwise transfer the Common Stock acquired hereunder without first offering the Common Stock to the Company. The Company shall have sixty
(60) days after receipt of written notification from the Grantee of his intention to transfer the Common Stock to elect to purchase all, but not less than all, of the Common Stock from the Grantee for the price and on the terms set forth in the Grantee's notice. In the event that the offer is not accepted by the Company, the Grantee shall thereafter have the right to negotiate a sale of such Common Stock to any other person; provided, however, that the Grantee shall not have the right to complete such sale without first presenting the Company with a bona fide written offer for such Common Stock from a third party, upon which the Company shall have the right, for a period of sixty (60) days thereafter, to purchase such Common Stock for the price and upon equivalent terms as set forth in the bona fide written offer. For purposes of this Paragraph 10(b), an offer from a third party to purchase all of the Grantee's Common Stock shall not be deemed to be a "bona fide written offer" until a deposit equal to ten percent (10%) of the purchase price stated in such offer is placed in escrow with the Grantee's counsel of choice. If the Company does not elect to exercise its right of first refusal within such 60-day period, then the Grantee shall be free to complete the proposed transfer or sale on the terms and conditions set forth in the bona fide written offer within ninety (90) days thereafter. If such transfer or sale is not completed within 90 days, the Grantee shall again be required to give notice of a bona fide written offer pursuant to this Paragraph 10(b), which notice will again give rise to the rights of first refusal provided above (for an additional 60 days), prior to completing



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such transfer. As a condition to the effectiveness of any such transfer, the transferee shall agree to take such Common Stock subject to all of the terms and conditions of this Paragraph 10, and shall execute and deliver to the Company an instrument acknowledging such acceptance, in form and substance acceptable to the Company.

         (c) Company's Right to Repurchase Common Stock. Upon termination of employment with the Company for any reason other than a termination by the Company for "Cause," as such term is defined herein, the Company may, at its election at any time during the ninety (90) day period commencing on and following the termination date, reacquire the Grantee's shares at a price equal to the then current Fair Market Value of such shares. Upon termination of employment with the Company for "Cause," as such term is defined herein, the Company may, at its election at any time during the ninety (90) day period commencing on and following the termination date, reacquire the Grantee's shares at a price equal to the lesser of (i) the then current Fair Market Value or (ii) the price the Grantee paid for such shares. The Company shall provide Grantee written notice of its intent to reacquire the Grantee's shares, and such notice shall specify the date upon which such purchase and sale shall take place.


         (d) Drag Along Rights Pertaining to Stockholders. If at any time any stockholder of the Company or group of stockholders owning a majority or more of the voting capital stock of the Company proposes to enter into any transaction involving (i) the sale of all or substantially all of the assets of the Company;
(ii) the sale of more than fifty percent (50%) of the outstanding common stock of the Company in a non-public sale; (iii) any merger, share exchange, consolidation or other reorganization or business combination of the Company, if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to such transaction; or (iv) the dissolution or liquidation of the Company, the Company and/or the transferring stockholders may require the Grantee to participate in such transaction by giving the Grantee written notice thereof at least ten (10) days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Grantee shall sell, assign, tender or transfer the same percentage of his shares Stock as the percentage of the shares of Stock proposed to be sold, assigned, tendered or transferred by the transferring stockholders collectively, upon the same terms and conditions applicable to the transferring stockholders and at a value equal to the value per share the transferring stockholders will receive pursuant to the terms of the transaction (whether such value is paid in cash or securities). The provisions of this Paragraph 10(d) shall apply in the event of the Grantee's death, to the Grantee's executor, personal representative or the person(s) to whom the Stock shall have been transferred by will or the laws of descent and distribution, as though such person is the Grantee.


         (e) Stock May be Pledged. Notwithstanding the foregoing, the Common Stock acquired through the exercise of an Award may be pledged by the Grantee as security for a loan.

         (f) Stock Not Registered. The shares of Common Stock acquired pursuant to this Plan, if not then registered under applicable securities laws, shall not be transferred unless registered under the applicable securities laws or unless an exemption from the registration requirements is available.

         (g) Restrictions Inoperative. The provisions of this Paragraph 10 shall become inoperative upon the effective date of the registration with the Securities and Exchange Commission of the stock subject to the Awards granted hereunder or acquired through the exercise of options granted hereunder.

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11.      LOCK-UP AGREEMENT MAY BE REQUIRED.

         Each Award granted hereunder shall be subject to the requirement that, if in connection with an initial public offering of the Common Stock of the Company subject to the Awards granted hereunder or acquired through the exercise of Awards granted hereunder, the underwriter or marketing agent for such offering deems it advisable, he or she shall execute a "lock-up" agreement, pursuant to which each Grantee shall agree to refrain from selling or transferring any of the Common Stock acquired pursuant to this Plan for a given period of time not to exceed six (6) months after the date of the initial public offering.

12.      MISCELLANEOUS

         (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

         (b) Loans. The Company or its Affiliate may make or guarantee loans to Grantees to assist Grantees in exercising Awards and satisfying any withholding tax obligations.

         (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the Grantee, only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee's guardian or legal representative. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Award, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Award, right or privilege, the Award and such rights and privileges shall immediately become null and void.

         (d) Termination, Amendment and Modification of the Plan. The Board of Directors may at any time terminate or amend the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. The termination or any modification or amendment of the Plan shall not, without the consent of a Grantee, materially adversely affect his rights under an Award previously granted to him.

         (e) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time.

         (f) Compliance with Securities Laws; Listing and Registration. Common Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of stock certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 and the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or any listing or quotation system established by the National Association of Securities Dealers, Inc. ("Nasdaq System") upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee. The Company may require that a Grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, provide to the Company,


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

at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the Grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws.

         (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (h) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

         (i) Applications of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Awards will be used for general corporate purposes.

         (j) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon the Grantee to exercise such Award.

         (k) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: January 1, 1998

Date Approved by the Stockholders: January 1, 1998

Date of Amendment reflected herein approved by Board and Stockholders on April 30, 1999




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